Exhibit 10.6

AMENDMENT TO DJO GLOBAL, INC.

2007 INCENTIVE STOCK PLAN

Adopted by resolution of the Compensation Committee of the Board of Directors at a meeting held on May 30, 2017 and by resolution of the majority Stockholder pursuant to Written Consent in Lieu of a Meeting, dated as of November 19, 2017:

Section 6(b) of the DJO Global, Inc. 2007 Incentive Stock Plan (the “Plan”) is hereby amended to read as follows:

“(b)Term. No Award shall be granted after December 31, 2019, but then outstanding Awards may extend beyond such date.”